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                                                                       EXHIBIT 1



                             JDN REALTY CORPORATION
                            (a Maryland corporation)

            500,000 Shares of Common Stock, par value $.01 per share


                                 TERMS AGREEMENT


                                                          Dated: January 8, 1999

To:      JDN Realty Corporation
         359 E. Paces Ferry Road
         Suite 400
         Atlanta, GA  30305

Ladies and Gentlemen:

         We (the "Underwriters") understand that JDN Realty Corporation (the "Company") proposes to issue and sell shares of Common Stock, par value $.01 per share (the "Common Stock" or "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters offer to purchase the Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below at the purchase price per share of Common Stock set forth below.

           Underwriter                                                 Number of Shares of Initial
                                                                         Underwritten Securities

BT Alex. Brown Incorporated........................................................500,000
                 Total.............................................................500,000




           The Underwritten Securities shall have the following terms:

TITLE OF SECURITIES:  Common Stock
NUMBER OF INITIAL UNDERWRITTEN SECURITIES:  500,000
PAR VALUE:  $.01 per share of Common Stock
PUBLIC OFFERING PRICE PER SHARE OF COMMON STOCK:  $22.25
PURCHASE PRICE PER SHARE OF COMMON STOCK:  $21.805
NUMBER OF OPTION UNDERWRITTEN SECURITIES, IF ANY, THAT MAY BE PURCHASED BY THE
     UNDERWRITERS: None
DELAYED DELIVERY CONTRACTS:  Not authorized
CLOSING DATE AND LOCATION: January 13, 1999, Hogan & Hartson L.L.P., Columbia
     Square, 555 Thirteenth Street, N.W., Washington, DC 20004





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         All the provisions contained in the document attached as Annex A hereto entitled "JDN Realty Corporation (a Maryland corporation) -- Common Stock,
Common Stock Warrants, Preferred and Debt Securities -- Underwriting Agreement," dated July 30, 1997 (the "Underwriting Agreement"), are hereby incorporated by reference in their entirety herein and, subject to any modifications to such terms set forth below, shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. In furtherance of the foregoing, certain provisions of the Underwriting Agreement hereby are modified as follows:

         (a) by deleting the reference to "$400 million" in the first paragraph thereof and by inserting "$600 million" in lieu thereof;

         (b) by deleting the reference to "(No. 333-22339)" contained in the first sentence of the eighth paragraph thereof in its entirety and to insert "(No. 333-38611, or any successor thereto)" in lieu thereof;

         (c) by deleting the phrase "prior to the execution of this Underwriting Agreement" in the 19th line of the eighth paragraph thereof and by inserting "as of the date of such Registration Statement or Prospectus, as the case may be, and all references to the `Prospectus' shall be deemed to include all documents incorporated by reference therein prior to the termination of the offering of the Underwritten Securities by the Underwriters" in lieu thereof;

         (d) by deleting each reference to "Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated" and "Merrill Lynch" therein and by inserting "BT Alex. Brown Incorporated" in lieu thereof;

         (e) by deleting Paragraph (4) ("Financial Statements") of Section 1 thereof in its entirety and by inserting in lieu thereof the following:

                  (4) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company and its subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statements of operations, shareholders' equity and cash flows of the Company and its subsidiaries, or such other entity, as the case may be, for the periods specified; the combined statements of revenue and certain expenses of certain properties acquired or to be acquired by the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the combined revenues and expenses of such properties at the dates indicated and are in conformity with the requirements of Rule 3-14 of Regulation S-X promulgated under the 1933 Act; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus, when considered in relation to the basic financial statements taken as a whole, present fairly in





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         accordance with GAAP the information required to be stated therein; any selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations;

         (f) by deleting Paragraph (7) ("Good Standing of Subsidiaries") of
Section 1 thereof in its entirety and by inserting in lieu thereof the following:

                  (7) Good Standing of Significant Subsidiaries. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, and JDN Development (each, a "Significant Subsidiary") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding equity securities of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries (except in the case of JDN Development, the outstanding voting common stock of which is owned 99% by J. Donald Nichols and 1% by the Company, and the outstanding non-voting common stock of which is owned 100% by the Company), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary;

         (g) by deleting Paragraph (8) ("Capitalization") of Section 1 thereof in its entirety and by inserting in lieu thereof the following:

                  (8) Capitalization. The Company has authorized, issued and outstanding stock as set forth in the Company's Quarterly Report on Form 10-Q filed with the Commission for the period ended September 30, 1998 (except for subsequent issuances of Common Stock pursuant to underwritten offerings, the Company's




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         Dividend Reinvestment and Stock Purchase Plan, 1995 Employee Stock
         Purchase Plan, 1993 Incentive Stock Plan and 1993 Non-Employee Director Stock Option Plan). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company;

         (h) by deleting Paragraph (23) ("Absence of Further Requirements") of
Section 1 thereof in its entirety and by inserting in lieu thereof the following:

                  (23) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or any applicable Indenture or Warrant Agreement, except for the registration of the Underwritten Securities under the 1933 Act or under state securities laws, compliance with the listing requirements of the New York Stock Exchange, or approval of the National Association of Securities Dealers, Inc., if applicable, all of which have been or will be effected in accordance with this Agreement;

         (i) by deleting Paragraph (26) ("Title to Property") of Section 1 thereof in its entirety and by inserting in lieu thereof the following:

                  (26) Title to Property. The Company and its Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) as otherwise stated in the Registration Statement and the Prospectus or
         (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Except as described in or incorporated by reference into the Registration Statement or the Prospectus, and except with respect to other Properties that, singly or in the aggregate, did not account for more than either (i) 10 percent of the total assets on the Company's December 31, 1997 or September 30, 1998 consolidated balance sheets or (ii) 10 percent of the Company's total revenues on the Company's consolidated statements of income for the year ended December 31, 1997 or the nine months ended September 30, 1998, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein. All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any Subsidiary holds Properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or






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         questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease;

         (j) by deleting Paragraph (27) ("Leases") of Section 1 thereof in its entirety and by inserting in lieu thereof the following:

                  (27) Leases. Each lease of real property by the Company as lessor is the legal, valid and binding obligation of the lessee in accordance with the terms of such lease (except for such leases as are not material to the business of the Company and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and to the Federal Bankruptcy Code). The rents with respect to the Properties which at present are or remain due and unpaid for more than 30 days are not payable under leases such that, were no further rental payments to be received by the Company under such leases, there would result a Material Adverse Effect. Except as disclosed in or incorporated by reference into the Prospectus and except as would not have a Material Adverse Effect, the Company has no knowledge that any tenant which is responsible for aggregate annualized base rent in excess of $1,200,000 under all of its leases at the Properties is not financially capable of performing its obligations thereunder. The Company occupies its leased properties under valid and binding leases conforming in all material respects to any description thereof set forth in or incorporated by reference into the Registration Statement or Prospectus;

         (k) by deleting the word "and" in the 31st line of Paragraph (30) ("Environmental Laws") of Section 1 thereof and by inserting the following in the 34th line thereof after the comma and before the word "the:"

                  and (5) a corrective action plan required by the State of Georgia (relating to soil and ground water affected by an underground storage tank release) of the owner of the Golden Gallon site near the Company's Lafayette, Georgia property;

         (l) by renumbering Paragraph (32) ("Tax Compliance") of Section 1 thereof as Paragraph (31) and by adding in the eighth line of such Paragraph after the word "paid" and before the comma the following: "except where failure to pay would not result in a Material Adverse Effect";

         (m) by deleting the references to "signed" in the third and sixth lines of Paragraph (c) of Section 3 thereof and by inserting "conformed" in lieu thereof; and

         (n) by deleting the words "Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201 attention of: Tjarda Clagett, Director" in the second sentence of Section 11 thereof and by inserting the words "BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202,
Attention: Patrick O'Shea" in lieu thereof.





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         The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement, as modified in the preceding paragraphs, are accurate as though expressly made at and as of the date hereof.

         The parties hereto agree and acknowledge that the information set forth in the third paragraph under the caption "Underwriting" in the Prospectus Supplement dated January 8, 1999 constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Prospectus.

         Except as otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.






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         Please accept this offer no later than 5:00 p.m. (New York City time)
on January 8, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,


                                        BT Alex. Brown Incorporated



                                        By: /s/ Patrick O'Shea
                                            ------------------------------------
                                            Name:  Patrick O'Shea
                                            Title: Principal


Accepted:

By:  JDN REALTY CORPORATION

     By: /s/ William J. Kerley
         ------------------------------------
         Name:  William J. Kerley
         Title: Chief Financial Officer







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